EXHIBIT 10.8

INDUSTRIAL DEVELOPMENT REVENUE BONDS,
SECURITY AGREEMENT DATED FEBRUARY 28, 2007

SECURITY AGREEMENT

Dated as of February 28, 2007

By

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

AND

M & W FIBERGLASS, LLC

In Favor Of:

NEKOOSA PORT EDWARDS STATE BANK

Relating to:

$4,000,000
City of Wisconsin Rapids, Wisconsin
Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C
(Advanced Fiberglass Technologies Project)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of February 28, 2007 (this “Agreement”), is made by and among ADVANCED FIBERGLASS TECHNOLOGIES, INC., a Wisconsin corporation (the “Corporation”) and M & W FIBERGLASS, LLC, a Wisconsin limited liability company (the “LLC,” and together with the Corporation, are referred to herein individually as a “Debtor” or collectively, “Debtors”), in favor of NEKOOSA PORT EDWARDS STATE BANK, as Trustee and as Original Purchaser (“Bank” or “Secured Party”).

RECITALS

A.           The City of Wisconsin Rapids, Wisconsin (the “Issuer”), will issue its Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C (Advanced Fiberglass Technologies Project) in the aggregate principal amount of Four Million Dollars ($4,000,000) (the “Bonds”), pursuant to a Bond Agreement dated as of February 28, 2007 (the “Bond Agreement”), by and between the Issuer, the Debtors, the Individual Borrowers (collectively, the Debtors and the Individual Borrowers are referred to herein as the “Borrowers”), Nekoosa Port Edwards State Bank, as trustee (the “Trustee”) and Nekoosa Port Edwards State Bank, as original purchaser (“Original Purchaser”).

B.           The proceeds derived from the issuance of the Bonds will be loaned to the Borrowers pursuant to the Bond Agreement, and used to finance a project consisting of (i) the construction of an approximately 70,000 square foot manufacturing facility to be located at 4400 Commerce Drive in the City of Wisconsin Rapids, Wisconsin (the “Facility”) to be owned by the LLC and operated by the Corporation; and (ii) the acquisition and installation of equipment at the Facility (collectively (i) and (ii) are referred to herein as the “Project”).

C.           To provide the funds to be loaned to the Borrowers for payment of the costs of the Project, the Issuer has contracted for the sale of the Bonds to the Original Purchaser, and the Original Purchaser has agreed to purchase such Bonds in reliance on Borrowers’ agreement to the terms and conditions set forth in that certain Credit Agreement dated as of February 28, 2007 by and among the Borrowers and the Original Purchaser (the “Credit Agreement”).

D.           It is a condition precedent to the Original Purchaser’s obligation to purchase the Bonds that the Debtors shall have executed and delivered this Security Agreement to the Bank to secure the Obligations (as defined in the Credit Agreement) and all other indebtedness (whether presently existing or hereafter arising) of the Borrowers to the Bank.

AGREEMENT

NOW, THEREFORE in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01               Definitions.  All capitalized terms used herein and not otherwise defined below, shall have meanings assigned to them in the Credit Agreement.  The following terms used herein have the meanings defined below:

“Accounts” shall mean “accounts” as defined in Section 9-102 of the UCC, “instruments” and “chattel paper” as defined in Section 9-102 of the UCC, and, without limiting the generality of the foregoing, shall include:  (a) any and all rights to the payment of money or other forms of consideration of any kind now or hereafter owing or to be owing to Debtor (whether classified under the UCC as accounts, chattel paper, instruments, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing to Debtor, all guarantees, security and liens which secure payment of any of the foregoing, all of Debtor’s rights to goods, now owned or hereafter acquired by Debtor, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

“Architect’s Contract”:  shall mean any contract for architectural services between Debtor and an architect or architectural firm for the design of the Project.

“Chattel Paper”: shall mean “chattel paper” as defined in Section 9-102(11) of the UCC.

“Collateral” shall mean and include all of Debtor’s respective right, title, and interest in and to the following, whether now owned or hereafter acquired and wherever located:

(a)	Accounts;

(b)	Chattel Paper;

(c)	Commercial Tort Claims;

(d)	Deposit Accounts;

(e)	Documents;

(f)	Equipment;

(g)	Fixtures;

(h)	General Intangibles;

(i)	Goods;

(j)	Intellectual Property;

(k)	Inventory;

(l)	Investment Property;

(m)	Letter-of-Credit Rights;

(n)
All Debtor’s right, title and interest in and to all goods and other property, whether or not delivered (i) the sale or lease of which gives or purports to give rise to any Account including, but not limited to, all merchandise returned or rejected by or repossessed from customers or (ii) securing any Account, including all Debtor’s respective rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation with respect to such goods and other properties;

(o)
All guaranties, mortgages on, or security interests in real or personal property, leases or other agreements or property securing or relating to any Account or other Collateral, or acquired for the purpose of securing and enforcing any item thereof;

(p)	All documents of title, policies and certificates of insurance, securities, or other documents or instruments;

(q)
All files, correspondence, computer programs, tapes, discs and related data processing software (owned by Debtor or in which Debtor has an interest) which contain information identifying or pertaining to any of the Collateral or any account debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

(r)
Any and all products and proceeds of any item of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims of Debtor against third parties for loss of, damage to, destruction of, or infringement of any or all the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents; and

(s)	The Construction Collateral.

“Commercial Tort Claims” shall mean a “commercial tort claim” as defined under Section 9-102(13) of the UCC.

“Construction Collateral” shall mean Debtor’s respective right, title, and interest in and under: (a) the Construction Contract, and all modifications, amendments, and additions thereto; (b) the Architect’s Contract, and all modifications, amendments, and additions thereto; (c) the Plans and Specifications; and (d) all permits, licenses, easements, approvals, surety bonds, contracts and agreements relating to the Project, to the extent assignable.

“Construction Contract” shall mean any construction contract between Debtor and any construction firm for the construction of the Project.

“Copyrights” shall mean all of the following now or hereafter owned by Debtor:  (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (ii) all registrations and applications for registration or any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Deposit Accounts” shall mean a “deposit account” as defined under Section 9-102(29) of the UCC.

“Document” shall mean a “document” as defined under Section 9-102(30) of the UCC.

“Equipment” shall mean “equipment” as defined in Section 9-102(33) of the UCC and, without limiting the generality of the foregoing, shall include: (a) all motor vehicles; (b) all accessions, attachments, substitutions and replacements (including spare parts) for any item described herein; (c) any other goods now owned or hereafter acquired by Debtor that do not constitute Inventory and which are used or bought for use primarily in business; and (d) all proceeds of any of the foregoing.

“Event of Default” shall have the meaning assigned to it in Section 7.01 of the Credit Agreement.

“Fixtures” shall mean “fixtures,” as defined in Section 9-102(41) of the UCC, installed on, or affixed to, the real property described on Schedule 1.01 attached hereto, or to the buildings or improvements situated thereon, and all proceeds of the foregoing.

“General Intangibles” shall mean “general intangibles” as defined in Section 9-102(42) of the UCC relating to any other Collateral, and shall include, without limiting the generality of the foregoing, all goodwill, inventions, designs, copyrights, trademarks, tradenames, patents, licenses, applications for any of the foregoing, government approvals, permits or authorizations for any of the foregoing, all contract rights, including all rights under the Construction Contract, the Architect’s Contract, or any other contract, permit, or other document or agreement pertaining to the construction of the Project.

“Goods” shall mean “goods” as defined in Section 9-102(44) of the UCC.

“Intellectual Property” shall mean all Patents, Trademarks, Copyrights, and Licenses.

“Inventory” shall mean “inventory” as defined in Section 9-102(48) of the UCC and, without limiting the generality of the foregoing, shall include: (a) all goods held or intended for sale or lease by Debtor; (b) all documents evidencing and general intangibles relating to such goods; and (c) all proceeds of any of the foregoing.

“Investment Property” shall mean “investment property” as defined in Section 9-102(49) of the UCC and all dividends, distributions and rights in connection therewith and proceeds thereof.

“Letter-of-Credit Rights” shall mean a “Letter-of-credit right” as defined under Section 9-102(51) of the UCC.

“Licenses” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Patent, Copyright or Trademark now or hereafter owned by Debtor or which Debtor has the right to license, or any written agreement, now or hereafter in effect granting to Debtor any right to use any Patent, Copyright or Trademark owned by a third party.

“Obligations” shall mean: (a) all existing and future indebtedness of Borrowers to Secured Party, and any promissory notes taken in renewal, exchange or substitution thereof or therefor, including interest and premium on all the foregoing and all costs of collecting the same; (b) all of Borrower’s obligations and liabilities under the Credit Agreement and the other Related Documents, as the same may be amended from time to time; (c) all of Debtors’ obligations and liabilities hereunder; (d) all other debts, obligations and liabilities of Borrowers’ to or in favor of Secured Party, whether now existing or hereafter incurred or arising; and (e) all of Borrowers’ obligations and liabilities under the Bond Documents, as the same may be amended from time to time.

“Patents” shall mean all of the following now or hereafter owned by the Debtor:  (i) all letters patent of the United States or any other country, all registrations and records thereof, and all applications for letters patent of the United States or any other country, including registrations, records and pending applications in the United States Patent and Trademark Office or any similar offices in any other country; and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” shall have the same meaning assigned to it in the Credit Agreement.

“Plans and Specifications” shall mean the drawings and specifications for the construction of the Project, and all revisions or amendments thereto.

“Trademarks” shall mean all of the following now or hereafter owned by Debtor:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs, and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof; (ii) all goodwill associated therewith or symbolized thereby; and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as adopted by, and as in effect in, the State of Wisconsin, as the same may be amended from time to time.

ARTICLE II
GRANT OF SECURITY INTEREST

2.01              Security Interest.   To secure the payment and performance of the Obligations and for other good and valuable consideration, receipt of which is hereby acknowledged, Debtor hereby mortgages, pledges and assigns all the Collateral to Secured Party, and grants to Secured Party a continuing security interest in all the Collateral.

2.02              Assignment.  To secure the payment and performance of the Obligations and for other good and valuable consideration, receipt of which is hereby acknowledged, Debtor assigns unto the Secured Party all of its right, title and interest in and to the Construction Collateral.  The Debtor agrees that the Secured Party does not assume any of the obligations or duties of Debtor under or with respect to the Construction Collateral unless and until the Secured Party shall have given any party thereto written notice that it has affirmatively exercised its right to complete or cause the completion of construction of the Project following the occurrence of an Event of Default.  In the event that the Secured Party does not personally undertake to complete construction of the Project, the Secured Party shall have no liability whatsoever for the performance of any of such obligations and duties.  For the purpose of completing the Project, the Secured Party may, in its absolute discretion, reassign its right, title and interest in the Construction Collateral upon notice to Debtor but without any requirement for Debtor’s consent.  The Debtor agrees that no material change in the terms of the Architect’s Contract or the Construction Contract shall be valid without the written approval of the Secured Party.

ARTICLE III
DEBTOR’S REPRESENTATIONS AND WARRANTIES

Each Debtor represents and warrants that:

3.01               Location of Chief Executive Offices and Principal Places of Business.  Each Debtor’s chief executive office and principal place of business and the books and records relating to the Collateral are located at the locations set forth on Schedule 3.01.

3.02               Location of Collateral.  All Equipment and Fixtures are, or will be, located at the locations set forth on Schedule 3.02.

3.03               Ownership of Collateral.  The Collateral owned by each Debtor is owned free of all encumbrances and security interests, except Permitted Liens.  Chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests.  No financing statement (other than that filed by any secured party with respect to Permitted Liens) is on file covering the Collateral or any of it.  Debtor may grant the Security Interest in the Collateral owned by such Debtor.

3.04               Accounts.  Each Account and chattel paper constituting Collateral as of this date arose from the performance of services by such Debtor from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor, and for which such Debtor has genuine invoices, shipping documents or receipts.  Each Account constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms.  It, and the transaction out of which it arose, comply with all applicable laws and regulations.  The amount represented by such Debtor to Secured Party as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed its liability.

3.05               No Defaults under Collateral.  There has been no default as of this date according to the terms of any Collateral and no step has been taken to foreclose the security interest it evidences or otherwise to enforce its payment, and as of this date, Debtor has no notice or knowledge which might impair the credit standing of any account debtor.

3.06               Filings.  Debtor shall ensure and warrant that fully executed (if applicable) financing statements containing a description of the Collateral will be filed of record in every governmental, municipal or other office in every jurisdiction located within the United States and its respective territories and possessions or such other analogous documents in other countries as are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Secured Party in respect of the Collateral in which a security interest may be perfected by filing a financing statement or analogous document in the United States and its political subdivisions, territories and possessions pursuant to the UCC or other applicable law in such jurisdictions or pursuant to applicable law in other countries, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or other documents of similar effect.

3.07               Validity of Security Interests.  The Security Interest constitutes a valid and perfected security interest in all the Collateral in which a security interest may be perfected by filing a financing statement or analogous document in the United States and its political subdivisions, territories and possessions pursuant to the UCC or other applicable law in such jurisdictions.

ARTICLE IV
DEBTOR’S COVENANTS

From the date hereof, and thereafter until the Obligations are satisfied in full and Secured Party terminates the Security Interest, each Debtor covenants to Secured Party as follows:

4.01               Filing; Notification; Re-Filing. Debtor shall, at its sole cost and expense, take or cause to be taken all action which Secured Party may reasonably request and which may be necessary or desirable in order to ensure that the Security Interest will at all times remain a properly perfected, first-priority security interest (subject only to Permitted Liens) and to enable Secured

Party to exercise or enforce rights hereunder, including, but not limited to:  (a) delivering to Secured Party, endorsed or accompanied by such instruments of assignment as Secured Party may specify, and stamping and marking, in such manner as Secured Party may specify, any and all chattel paper, instruments, letters and advices of credit, title certificates and documents evidencing or forming a part of the Collateral; and (b) executing and delivering or authorizing (as applicable) such financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other laws of the State of Wisconsin, the laws of such other state or states as Secured Party may from time to time reasonably request, and the laws of the United States of America.  In the event that any rerecording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any repledge or reassignment, or any other action, is required at any time to protect, preserve or maintain the Security Interest, Debtor shall, at its sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party.

4.02               Ownership of Collateral. Debtor shall at all times be the sole owner of each and every item of Collateral owned by such Debtor, and shall defend the Security Interest and Debtor’s title to the Collateral at Debtor’s own expense.

4.03               Records and Inspections. Debtor shall at all times keep accurate and complete records of the Collateral owned by such Debtor, and permit Secured Party to enter upon the Debtor’s place or places of business at any time and from time to time during reasonable business hours, and without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts and correspondence which relate to the Collateral or other transactions between the parties hereto and the respective general financial conditions of Debtor.

4.04               Change in Location, Name. Without giving Secured Party not less than thirty days’ prior written notice thereof, Debtor shall not: (a) move its chief executive office or the books and records relating to the Collateral from the location specified on Schedule 3.01; (b) except as permitted under Section 4.06, move any Equipment or Fixtures to a location other than those specified in Section 3.02; or (c) change its name, identity or organizational structure.

4.05               Maintenance of Collateral; Insurance. Debtor shall maintain all tangible items of Collateral in good repair and working condition.  Debtor shall procure and maintain insurance against loss, theft, destruction or damage to the Collateral for the full replacement value thereof, and business interruption, with such insurers as are acceptable to Secured Party, plus other insurance thereon in the amounts and against such risks as Secured Party may specify, and promptly deliver an original copy of each policy to Secured Party, with a standard lender’s loss payable clause in favor of Secured Party, as well as a clause requiring the insurer to provide Secured Party at least thirty days’ prior written notice of the cancellation, expiration, termination or any change in the coverage afforded under any such policy.

4.06               Disposition of Collateral. Debtor shall not sell, assign, transfer or otherwise dispose of any Collateral to anyone other than Secured Party, provided that, notwithstanding the foregoing, so long as no Event of Default has occurred, Equipment may be sold or disposed of if (a) in the reasonable judgment of Debtor it is obsolete or no longer useful in the conduct of Debtor’s business; or (b) in the ordinary course of business, provided that in each case the proceeds are used to acquire Equipment in substitution or replacement therefor and the Debtor provides the Secured Party with evidence satisfactory to the Secured Party that the Secured Party has a valid and enforceable first priority perfected lien with respect to each such replacement Equipment.

4.07               Compromise of Accounts.  Debtor shall not, except in the ordinary course of business and prior to an Event of Default, grant any extension of time for payment of any Account or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

4.08               Liens.  Debtor shall not pledge, grant any liens on, or grant security interests in the Collateral, other than the Security Interest and Permitted Liens.  The Collateral shall not at any time be subject to any lien that is prior to, on a parity with, or junior to the Security Interest, other than Permitted Liens.

4.09               Covenants Regarding Patent, Trademark and Copyright Collateral.

        (a)    Debtor will, for each Patent, not do any act, or omit to do any act, whereby any Patent which is material to the conduct of Debtor’s business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

        (b)    Debtor will, for each Trademark material to the conduct of Debtor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
        (c)    Debtor will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.
        (d)    Debtor shall notify the Secured Party immediately if Debtor knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of any business of Debtor may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding Debtor’s ownership or any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

        (e)    In no event shall Debtor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Secured Party, and, upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Party’s security interest in such Patent, Trademark or Copyright of Debtor relating thereto or represented thereby, and Debtor hereby appoints the Secured Party its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Obligations are paid in full.
        (f)    Debtor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights which is material to the conduct of the Debtor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
        (g)    In the event that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of Debtor’s business is believed infringed, misappropriated or diluted by a third party, the Debtor promptly shall notify the Secured Party after Debtor learns thereof and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

ARTICLE V
SECURED PARTY’S REMEDIES

Upon the occurrence of an Event of Default:

5.01               UCC.  Secured Party shall have all rights provided to a secured party following a default under the UCC.

5.02               Setoff.  Secured Party may, without prior notice or demand, set off against any credit balance or other money held by or deposited with Secured Party, all or any part of the Obligations.

5.03               Possession of Collateral.  Secured Party may, at any time and from time to time, with or without judicial process or the aid or assistance of others, enter upon any premises in which Collateral may be located and, without resistance or interference by either Debtor, take physical possession of any items of Collateral and maintain such possession on either Debtor’s premises or move the Collateral or any part thereof to such other places as Secured Party shall choose without being liable to either Debtor on account of any losses, damage or depreciation that may occur as a result thereof so long as Secured Party shall not breach the peace, dispose of all or any part of the Collateral on the premises of such Debtor, require such Debtor to assemble and make available to Secured Party at the expense of Debtors all or any part of the Collateral at any place and time designated by Secured Party, or to remove all or any part of the Collateral from any premises in which any part may be located for the purpose of effecting sale or other disposition thereof.

5.04               Notice to Account Debtors or Obligors.  Secured Party may:

        (a)    Notify, or require either Debtor or Debtors to notify, in writing any account debtor or other obligor with respect to any one or more of the Accounts to make payment to Secured Party or any agent or designee of Secured Party, at such address as may be specified by Secured Party;
        (b)    Direct any Debtor to hold all payments which they or it receives with respect to any one or more of the Accounts in trust for Secured Party, and Debtor shall so hold such funds without commingling them with other funds of Debtor and shall, in accordance with the direction of Secured Party, either (i) deliver the same to Secured Party, or any agent or designee of Secured Party, immediately upon receipt by Debtor in the identical form received, together with any necessary endorsements or (ii) immediately deposit them in a separate account maintained by Secured Party, or any agent or designee of Secured Party, in which only such payments and other proceeds of Collateral shall be deposited.  When any notice to make payments directly to Secured Party, or any such agent or designee, shall have been given pursuant to clause (i) above, Debtor shall no longer have any right to collect the affected Accounts.  If, notwithstanding the giving of any notice, any account debtor or other obligor shall make payment to Debtor, Debtor shall hold all such payments it receives in trust for Secured Party, without commingling the same with other funds of Debtor, and shall deliver the same to Secured Party, or any such agent or designee, immediately upon receipt by Debtor in the identical form received, together with any necessary endorsements.  Secured Party may settle or adjust disputes and claims directly with account debtors and other obligors of Debtor for amounts and on terms which Secured Party considers advisable.  Nothing herein contained shall be construed as requiring or obligating Secured Party, or any such agent or designee, to make any demand, or to make an inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to any Accounts or the monies due or to become due thereunder or to take any steps necessary to preserve any rights against prior parties.  Secured Party shall not have any liability to any Debtor for actions taken in good faith pursuant to this Section 5.04.  All amounts received or deposited with Secured Party pursuant to this Section representing the proceeds of Accounts shall be applied to the payment of the Obligations, in such order as is set forth in Section 5.10 hereof.  Secured Party may, but shall not be obligated to, deliver any amounts received or deposited pursuant to this Section to a Debtor for use by such Debtor in the ordinary course of its business, but the Security Interest in any such proceeds delivered to such Debtor shall continue and shall not be affected by such delivery and such Debtor shall not commingle any proceeds so delivered with any of its other funds.
5.05               Appointment to Act for Debtors After an Event of Default.  Debtors, effective immediately upon the occurrence thereof and without the necessity of further action on the part of Secured Party, and until the Event of Default is waived in writing or cured to the sole satisfaction of Secured Party:

        (a)    Irrevocably authorize Secured Party, or any agent or designee of Secured Party, to perform any and all the acts that Secured Party is permitted to perform under any provision of this Agreement;
        (b)    Constitute and appoint Secured Party, or any agent or designee of Secured Party, as Debtors’ true and lawful attorney and agent, with full power of substitution, in the place and stead of Debtors and either in its own name or in the name of either Debtor:

(i)	to endorse either Debtor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party’s possession;

(ii)
to sign either Debtor’s name on any invoice or bill of lading relating to any Accounts, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing and continuation statements and other public records, on verifications of accounts, on notices to or from customers and on any and all documents necessary to effectuate drawings under letters of credit;

(iii)	to notify the post office authorities to change the address for delivery of either Debtor’s mail to an address designated by Secured Party;

(iv)	to receive, open and dispose of all mail addressed to either Debtor; and

(v)	to send requests for verification of Accounts to customers or account debtors.

        and
        (c)    Ratifies and approves all actions taken pursuant to the foregoing power of attorney whether taken by Secured Party or by any other person or persons designated by Secured Party, and Secured Party will not be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than those occasioned by Secured Party’s gross negligence or willful misconduct.  This power shall be deemed coupled with an interest and shall be irrevocable until the Obligations have been fully satisfied.  Secured Party may appoint such persons, firms or corporations as, in its sole discretion, it may determine, for the purpose of exercising any powers and taking any action permitted to be exercised or taken by Secured Party under or pursuant to any of the provisions of this Agreement.

5.06               No Election of Remedies. In addition to the foregoing remedies, Secured Party shall have all of the rights and remedies provided to the Secured Party by the Credit Agreement and the Related Documents.  No remedy herein conferred upon Secured Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.07               No Marshalling.  Secured Party shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against either Debtor or others with respect to the payment of the Obligations, and shall not be required to marshall the Collateral or to resort to the Collateral in any particular order and all of the rights of Secured Party hereunder shall be cumulative.  To the extent that they lawfully may, each Debtor hereby agrees to waive and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against Secured Party, any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement or in respect of the Collateral.  To the extent they lawfully may, without limiting the generality of the foregoing, each Debtor hereby agrees that it will not invoke or utilize any law which might cause delay in, or impede, the enforcement of Secured Party’s rights under this Agreement, and hereby waives the same.

5.08               Assembly of Collateral.  Secured Party may, at its option, demand that either Debtor forthwith assemble at places selected by Secured Party, whether at such Debtor’s premises or elsewhere, and each Debtor hereby covenants forthwith so to assemble at its own expense, such items of the Collateral comprising part of the Collateral as are designated by Secured Party, and Secured Party shall have the right to enter upon the premises where such Collateral is located and take possession of all such Collateral or any part thereof and thereupon such Debtor’s rights to possession thereof shall absolutely cease and terminate.  Secured Party may proceed by appropriate court action or actions either at law or in equity to enforce performance by Debtors of the applicable covenants and provisions of this Agreement or to recover damages for the breach thereof.

5.09               Sale.  Any item of the Collateral may be sold for cash or other value in any number of lots at public auction or private sale without demand or notice (excepting only that the Secured Party shall give the Debtor owning such Collateral ten days’ prior written notice of the time and place of any public sale, or of the time after which a private sale may be made, which notice each Debtor and Secured Party hereby agree to be reasonable).  At any sale or sales of the Collateral (except at private sale) Secured Party may bid for and purchase the whole or any part of the property and rights so sold and, upon compliance with the terms of such sale, may hold, exploit and dispose of such property and rights without further accountability to such Debtor except for the proceeds of such sale or sales.  Debtor will execute and deliver, or cause to be executed and delivered, such instruments, documents, registration statements, assignments, waivers, certificates and affidavits, and supply or cause to be supplied such further information and take such further action as Secured Party shall require in connection with such sale.

5.10             Application of Proceeds.  The proceeds of all sales and collections hereunder, and any other moneys (including any cash contained in the Collateral), the application of which is not otherwise herein provided for, shall be applied as follows:

First, to the payment of the reasonable costs and expenses of such collection, sale or other realization, and all expenses, and advances made or incurred by Secured Party in connection therewith;

Second, to the payment in full of the Obligations; and

Third, to the payment to the Debtors, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds which relate to the Collateral.

As used in this Section 5.10, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of a Debtor or any issuer of or obligor on any of the Collateral.

5.11               Costs of Collection.  Debtors shall pay all costs and expenses which may be incurred by Secured Party with respect thereto, including reasonable attorneys’ fees, and all such sums shall be and become a part of the Obligations.

5.12               Grant of License to Use Patent, Trademark and Copyright Collateral.  For the purpose of enabling the Secured Party to exercise rights and remedies under Article V hereof at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Debtor hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to either Debtor) to use, license or sub-license any of the Collateral now owned or hereafter acquired by each Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Secured Party shall be exercised, at the option of the Secured Party, upon the occurrence and the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each Debtor notwithstanding any subsequent cure of an Event of Default.  The Secured Party agrees to apply the net proceeds received from any license as provided in Section 5.10 hereof.

ARTICLE VI
MISCELLANEOUS

6.01               Other Remedies.  In addition to and not in lieu of any other right or remedy Secured Party might have, Secured Party at any time and from time to time at its election may (but shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which Debtors may be required to do or comply with and Debtors shall reimburse Secured

Party upon demand for any cost or expense which Secured Party may incur in such respect, together with interest thereon at the Default Rate.

6.02               Course of Dealing.  No course of dealing between either Debtor or Debtors and Secured Party shall operate as a waiver of any rights of it under this Agreement or in respect of the Collateral or the Obligations.  No delay or omission on the part of Secured Party in exercising any right under this Agreement in respect of the Collateral or any Obligations shall operate as a waiver of such right or any other right hereunder.  A waiver on any one occasion shall not be construed as a bar to waiver of any right and/or remedy on any future occasion.  No waiver, amendment to, or other modification of this Agreement shall be effective unless it is in writing and signed by Secured Party.

6.03               Discharge.  If Debtors shall absolutely and irrevocably pay in full and satisfy the Obligations and if all financial arrangements between Debtors and Secured Party shall have been terminated, then this Agreement and the rights hereby granted shall cease and be void, and at the request of Debtors, and at its expense, Secured Party shall release and discharge all the Collateral without recourse against Secured Party and to that end shall execute and deliver to Debtors, at Debtors’ own expense, such releases, reassignments, and other documents (or cause the same to be done) as Debtors shall reasonably request, and Secured Party shall pay over to Debtors any money and deliver to it any other property then held by it as Collateral (or cause the same to be done).  The receipt by Debtors of the Collateral so delivered shall be a complete and full acquittance therefor, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

6.04               Appointment as Attorney and Agent for Debtors with Respect to Security Interest.  Debtors hereby irrevocably appoint Secured Party, or any agent or designee of Secured Party, as their lawful attorney and agent, with full power of substitution, to execute and deliver, on behalf of and in the name of each Debtor, such financing statements, assignments, notices, and other documents and agreements as Secured Party may deem necessary for the purpose of the creation, perfection, maintenance, continuation, or enforcement of the Security Interest, under any applicable law.  Secured Party is hereby authorized to file on behalf of and in the name of  each Debtor, at Debtors’ expense, such financing statements, assignments, mortgages, notices, pledges and other documents and agreements in any appropriate governmental office.  The right is expressly granted to Secured Party, in its discretion, in those jurisdictions where the same is permitted, to file one or more financing statements under the UCC or the comparable uniform commercial code of any other jurisdiction signed only by Secured Party, naming Debtors as debtor and naming Secured Party, as secured party and indicating therein the types, or describing the items, of the Collateral.

6.05               Governing Law, etc. This Agreement shall be deemed to have been made in the State of Wisconsin and shall be governed by the internal laws of the State of Wisconsin, except to the extent that the UCC or the law of state in which the Collateral is located or deemed located shall apply to the perfection and enforcement of the Security Interest.  All terms which are used in this Agreement which are defined in the UCC shall have the same meanings herein as those terms do in the UCC unless this Agreement shall otherwise specifically provide.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

6.06               Notices. All notices, demands and communications provided for herein or made hereunder shall be delivered or mailed in the manner, and to the address for Debtors and Secured Party set forth in Section 8.06 of the Credit Agreement.

6.07               Savings Clause. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ADVANCED FIBERGLASS TECHOLOGIES, INC., a Wisconsin Corporation

By:	/s/ Jamie L. Mancl
Jamie L. Mancl, President

M & W FIBERGLASS, LLC, a Wisconsin Limited Liability Company

By:	/s/ Jamie L. Mancl
Jamie L. Mancl, its sole member

The foregoing Agreement is hereby confirmed and accepted as of the date thereof.

NEKOOSA PORT EDWARDS STATE BANK

By:	/s/ Robb N. Sigler
Robb N. Sigler, President

[Signature Page Security Agreement]

SCHEDULE 1.01

Legal Description

Lot 1 of Wood County Certified Survey Map No. 8590 recorded in Volume 29 of Survey Maps at Page 190, being part of the SE ¼ of the NE ¼ of Section 10, Township 22 North, Range 6 East, City of Wisconsin Rapids, Wood County, Wisconsin.

Tax Key No.:  Part of 34-09841 and Part of 34-09852

SCHEDULE 3.01

Location of Chief Executive Offices and Principal Places of Business

2330 South 16th Street
Wisconsin Rapids, WI  54495

4400 Commerce Drive
Wisconsin Rapids, WI  54495

SCHEDULE 3.02

Location of Collateral

2330 South 16th Street
Wisconsin Rapids, WI  54495

4400 Commerce Drive
Wisconsin Rapids, WI  54495